Exhibit 5.1

                        OPINION OF CONYERS DILL & PEARMAN


                                                               September 7, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington Plaza
Washington, DE  20549

         Re:      Max Re Capital Ltd., (the "Company")
                  ------------------------------------

Dear Sirs:

          We have acted as special legal counsel in Bermuda to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement" which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto nor any exhibit or schedule thereto or any documents incorporated by reference or otherwise therein) filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933 of the United States relating to the registration of 2,000,000 common shares, US$1.00 par value each (the "Common Shares") of the Company for issuance pursuant to the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan") annexed to the Registration Statement as Exhibit 4.4.

          For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 13 August, 2001, copies of minutes of meetings of its directors held on 26 May, 2000, 2 February, 2001, 4 May, 2001 and 28 July, 2001 (together, the "Directors Minutes"), copies of minutes of meetings of the members of the Company held on 29 June, 2000 and 3 May, 2001 (together with the Directors Minutes, the "Minutes"), a copy of the Plan and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

          We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the
Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended.

          We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda (and assume that such laws would not have been implicated in relation to the opinions expressed herein). This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

          On the basis of and subject to the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and existing under the laws of Bermuda.

          2. When issued and paid for in accordance with the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours faithfully,



                                                     Conyers Dill & Pearman


                                       21